Exhibit 99.1

                             Contacts:  Dr. Stephen Joffe, CEO
                                        LCA-Vision Inc.
                                        (513) 792-9292

                                        Joel Pomerantz
                                        The Dilenschneider Group
                                        (212) 922-0900


             LCA-VISION TO ACQUIRE ALL OF THE STOCK OF
               SUMMIT TECHNOLOGY'S RCII SUBSIDIARY


CINCINNATI, July 23 -- LCA-Vision Inc. (NASDAQ:LCAV), a leading competitor in the fast-growing refractive laser vision correction sector, today agreed to acquire all of the outstanding stock of Summit Technology, Inc.'s (NASDAQ:BEAM) Refractive Centers International, Inc. (RCII) subsidiary in exchange for 17 million shares of LCA-Vision common stock.

The agreement provides that RCII will have a cash balance of $10 million at closing. It is also subject to regulatory approval under the terms of the Hart Scott Rodino Act.

When the deal is completed, LCA-Vision will have a total of 43 laser vision correction locations in the U.S., Canada, and Europe including 19 free-standing centers formerly owned and operated by RCII and six additional "centers of excellence" located at prestigious university medical centers/hospitals.

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